                                                      ITEM 14(a)3, EXHIBIT 4(z)


                      FIRST AMENDMENT TO CREDIT AGREEMENT


       THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") effective as of December 31, 1994 (the "First Amendment Effective Date") is made and entered into by and among TESORO PETROLEUM CORPORATION (the "Company"), a Delaware corporation, TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), individually, as an Issuing Bank and as Agent (the "Agent") and BANQUE PARIBAS ("BP"), individually, and as an Issuing Bank and as Co-Agent and the other financial institutions (collectively, with TCB and BP, the "Lenders") parties to the Credit Agreement (as hereinafter defined) as amended by this First Amendment.


                                    RECITALS

         WHEREAS, the Company, the Agent, the Co-Agent and the Lenders are parties to a Credit Agreement dated as of April 20, 1994 (the "Credit Agreement"); and

         WHEREAS, the Company, the Agent, the Co-Agent and the Lenders have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning assigned such terms in the Credit Agreement.

         Section 2. Amendments to the Credit Agreement. On and after the First Amendment Effective Date, the Credit Agreement shall be amended as follows:

         (a) The following new definition is hereby added to Section 1.01 of the Credit Agreement:

                 "Tesoro Refining and Marketing Group" shall mean Tesoro Alaska, Tesoro R&M, Tesoro Alaska Pipeline Company, a Delaware
                 corporation,   Tesoro Northstore Company, an Alaska
                 corporation, and Interior Fuels Company, an Alaska corporation.

         (b) The definition of "Cash Flow" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "Cash Flow" shall mean, as to any Person, the sum of the net income of such Person after taxes for any period plus, to the extent deducted from net income, all non-cash items, including, but not limited to, depreciation, depletion and impairment, amortization of leasehold and intangibles, deferred taxes and write-offs of exploration costs and producing lease abandonments and write-offs of original issue discount and deferred financing costs on existing Indebtedness that has been replaced by Indebtedness permitted by Section 5.04(a)(ii), minus, to the extent included in the net income of Tesoro E&P, revenues attributable to the supersedeas bond posted pursuant to the Memorandum of Binding Agreement relating to Tennessee Gas Pipeline Company v. Lenape Resources Corp., No. 90-CI-12181 (District Court of

                 Bexar County, Texas, 57th Judicial District, September 1,
                 1994), as the same may be amended, supplemented, modified or replaced from time to time, provided that such revenues may be included in the net income of Tesoro E&P at such time and to the extent that Tesoro E&P collects cash on such supersedeas bond; in each case determined for such period and as to such Person.

        (c) Section 5.02(h)(i) of the Credit Agreement is hereby amended in its entirety as follows:

                 (h)     Bi-Weekly Borrowing Base Reports.

                              (i) As soon as available and in any event by the Thursday following the close of each two calendar week period, a Borrowing Base Report dated and reflecting amounts as of the close of business on Thursday of the preceding calendar week.


        (d) Section 5.03(b) of the Credit Agreement is hereby amended in its entirety as follows:

                        (b) Working Capital. Maintain at all times its
                 Consolidated Working Capital Ratio of as least 1.30 to 1.00.

        (e) The first sentence of Section 5.03(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

                 Maintain a cash flow coverage ratio for itself and its Subsidiaries on a consolidated basis as of any Quarterly Date equal to or greater than (i) 1.05 to 1.00 for the Rolling Periods ending on December 31, 1994, March 31, 1995 and June 30, 1995 and (ii) 1.10 to 1.00 for the Rolling Period ending on September 30, 1995 and for each Rolling Period thereafter ending on the applicable Quarterly Date.

        (f) Section 5.03(d) of the Credit Agreement is hereby amended in its entirety as follows:

                        (d) Tesoro Refining and Marketing Group EBITDA. Cause the Tesoro Refining and Marketing Group to maintain the Tesoro Refining and Marketing Group EBITDA in an amount equal to or greater than:

                          For the Rolling            Minimum Tesoro Refining
                          Period Ending              and Marketing Group EBITDA
                          ---------------            ---------------------------
                          December 31, 1994          $ 5,000,000
                          March 31, 1995             $ 5,000,000
                          June 30, 1995              $15,000,000
                          September 30, 1995         $25,000,000
                          December 31, 1995          $25,000,000
                          March 31, 1996 and
                           thereafter                $30,000,000


                 As used in this Subsection, Tesoro Refining and Marketing Group EBITDA shall mean, as to the Tesoro Refining and Marketing Group, and for any Rolling Period, the amount equal to consolidated net income of the Tesoro Refining and Marketing Group less any non-cash income included in such net income, plus, to the extent deducted from such net income, interest expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, other non-cash expenses, and taxes; provided, that, gains or losses on the disposition of assets shall not be included in Tesoro Refining and Marketing Group EBITDA.

        (g) Section 5.04(e) of the Credit Agreement is hereby amended by deleting the reference to "and" at the end of clause (ix), by changing the period at the end of clause (x) to read "; and" and by adding the following new clause (xi):

                         (xi) the purchase of 20,000 shares of capital stock of
                 Kenai Pipe Line Company, a Delaware corporation, pursuant to the stock purchase agreement dated as of December 29, 1994 among Chevron Pipe Line Company and Atlantic Richfield Company, as Sellers, and Tesoro Alaska, as Buyer.

        (h) Section 5.04(o)(iii) of the Credit Agreement is hereby amended in its entirety as follows:

                                (iii)   Additional Capital Expenditures.
                        Notwithstanding the maximum capital expenditure amounts set forth in clauses (i) and (ii) above, the maximum amount of capital expenditures for the Company and its Subsidiaries on a consolidated basis and for Tesoro Alaska may be increased by a total of $7,000,000 in the aggregate spread, as the Company may elect, among the calendar years of 1994, 1995 and 1996; provided that after giving effect to any such increased capital expenditures, the Company shall not be in Default.

        (i) Annex II to the Credit Agreement is hereby amended to be identical to Exhibit A attached hereto, being a revised "Eligible Inventory Valuation".

        Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Financing Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Financing
Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Financing Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

        Section 4. Payment of Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agent harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Financing Documents. The provisions of this Section shall survive the termination of the Credit
Agreement and the repayment of the Loans.

        Section 5. Governing Law. This First Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

        Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof

        Section 7. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.

        Section 8. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

        Section 9. Amended Definitions. As used in the Credit agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the First Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this First Amendment.


          NOTICE PURSUANT TO TEX.  BUS. & COMM.  CODE Section 26.02


       THIS FIRST AMENDMENT AND THE OTHER FINANCING DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGERHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARNES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized offices as of January 20, 1995, and effective as of the date first above written.


                                                TESORO PETROLEUM CORPORATION



                                                By:  /s/  WILLIAM T. VAN KLEEF
                                                    ---------------------------
                                                    William T. Van Kleef
                                                    Vice President, Treasurer



                             [Signature Page - 1]

                                               TEXAS COMMERCE BANK
                                               NATIONAL ASSOCIATION
                                               Individually, as an Issuing Bank
                                               and as Agent




                                               By:  /s/  P. STAN BURGE
                                                  ----------------------------
                                                  P. Stan Burge
                                                  Vice President

                                               Address for Notices:

                                               712 Main Street
                                               Houston, Texas 77002
                                               Attention:  Mr. P. Stan Burge




                             [Signature Page - 2]

                                              BANQUE PARIBAS
                                              Individually, as an Issuing Bank
                                              and as Co-Agent

                                              By:  /s/  BRIAN MALONE
                                                 -------------------------------
                                                 Name:  Brian Malone
                                                 Title: Vice President

                                              By:  /s/  MEI WAN TONG
                                                 ------------------------------
                                                 Name:  Mei Wan Tong
                                                 Title: Group Vice President

                                              Address for Notices:

                                              1200 Smith Street, Suite 3100
                                              Houston, Texas 77002
                                              Attention:  Mr. Brian Malone





                             [Signature Page - 3]

                                              BANK OF SCOTLAND



                                              By: /s/  CATHERINE M. ONIFFREY
                                                 ------------------------------
                                                 Name: Catherine M. Oniffrey
                                                 Title:  Vice President

                                              Address for Notices:

                                              380 Madison Avenue
                                              New York, New York 10017
                                              Attention: Ms. Catherine Oniffrey



                                              With Copy To:

                                              1200 Smith Street
                                              1750 Two Allen Center
                                              Houston, Texas 77002
                                              Attention: Ms. Janna Blanter



                             [Signature Page - 4]

                                              CHRISTIANIA BANK



                                              By:  /s/  PETER M. DODGE
                                                  ---------------------------
                                                  Name:  Peter M. Dodge
                                                  Title: Vice President


                                              By:  /s/  CARL P SVENDSEN
                                                  ---------------------------
                                                  Name:  Carl P. Svendsen
                                                  Title: FVP



                                              Address for Notices:

                                              11 West 42nd Street, 7th Floor
                                              New York, New York 10036
                                              Attention:  Mr. Peter Dodge





                             [Signature Page - 5]

                                              THE BANK OF NOVA SCOTIA



                                              By:  /s/  F.C.H. ASHBY
                                                 ------------------------------
                                                 Name:  F.C.H. Ashby
                                                 Title: Senior Manager Loan
                                                        Operations




                                              Address for Notices:

                                              600 Peachtree Street, N.E.
                                              Suite 2700
                                              Atlanta, Georgia 30308
                                              Attention: Ms. Lauren Bianchi



                                              With Copy To:

                                              1100 Louisiana Street, Suite 3000
                                              Houston, Texas 77002
                                              Attention: Mr. Michael W. Nepveux




                             [Signature Page - 6]

                                        NBD BANK


                                        By:  /s/  RUSSELL H. LIEBETRAU, JR.
                                           --------------------------------
                                           Name:  Russell H. Liebetrau, Jr.
                                           Title: Vice President


                                        Address for Notices:

                                        611 Woodward Avenue
                                        Detroit, Michigan 48226
                                        Attention: Mr. Russell H. Liebetrau, Jr.






                             [Signature Page - 7]

                                            BANK OF AMERICA ILLINOIS


                                            By: /s/  RONALD E. McKAIG
                                               -------------------------------
                                                Name:  Ronald E. McKaig
                                                Title: Vice President



                                            Address for Notices:

                                            231 S. LaSalle Street
                                            Chicago, Illinois 60697
                                            Attention: Mr. Ron McKaig





                             [Signature Page - 8]

                                           FIRST UNION NATIONAL BANK OF NORTH
                                           CAROLINA

                                           By: First Union Corporation of
                                               North Carolina, as Agent



                                           By:  /s/  PAUL N. RIDDLE
                                              --------------------------------
                                              Name:  Mr. Paul N. Riddle
                                              Title: Vice President



                                           Address for Notices:

                                           1001 Fannin Street, Suite 2255
                                           Houston, Texas 77002
                                           Attention: Mr. Paul N. Riddle



                             [Signature Page - 9]

                                           NATIONAL BANK OF CANADA


                                           By:  /s/  LARRY L. SEERS
                                               -------------------------------
                                               Name:  Larry L. Seers
                                               Title: Group Vice President


                                           By:  /s/  CHARLES COLLIE
                                               --------------------------------
                                               Name:  Charles Collie
                                               Title: Vice President



                                           Address for Notices:

                                           125 West 55th Street
                                           New York, New York 10019-5366

                                           With Copy To:

                                           2121 San Jacinto, Suite 1850
                                           Dallas, Texas 75201
                                           Attention: Mr. David L. Schreiber




                             [Signature Page - 10]

                                                THE FROST NATIONAL BANK


                                                By:  /s/  PHIL DUDLEY
                                                    --------------------------
                                                    Name:  Phil Dudley
                                                    Title: Vice President





                                                Address for Notices:

                                                100 W. Houston Street
                                                San Antonio, Texas 78205
                                                Attention: Mr. Phil Dudley





                             [Signature Page - 11]

                                   EXHIBIT A


                                REVISED ANNEX II

                          ELIGIBLE INVENTORY VALUATION

1.          TESORO ALASKA PETROLEUM COMPANY

                                                          Market Price Indicators
                                                          -----------------------
A.          Crude Oil:
            1.  East Side Cook Inlet                      Union's posted price for Kenai plus
                                                          $0.17 per barrel.

            2.  West Side Cook Inlet                      Union's posted price for Kenai plus
                                                          $0.17 per barrel.

            3.  Alaska North Slope (ANS)                  The mean posting price for ANS (Cal)
                                                          effective on the date of inventory
                                                          valuation as published in Platt's
                                                          Oilgram Price Report less $1.00 per
                                                          barrel.

B.          Refined Products                              Anchorage locations:
                                                          -------------------
            1.  All Gasolines                             The average of the OPIS prices for
                #2 Diesel Fuel                            each individual product for Texaco,
                Jet Fuel (Commercial Jet A)               Chevron, Mapco and Tesoro Alaska
                Jet B                                     for Anchorage.

                                                          Fairbanks location:
                                                          ------------------
                                                          The average of the OPIS prices for
                                                          each individual product for Texaco,
                                                          Chevron, Mapco and Tesoro Alaska for
                                                          Anchorage plus $2.94 per barrel.

                                                          Kenai locations:
                                                          ---------------
                                                          The average of the OPIS prices for
                                                          each individual product for Texaco,
                                                          Chevron, Mapco and Tesoro Alaska for
                                                          Anchorage plus $0.609 per barrel.

                                                          Valdez locations:
                                                          ----------------
                                                          The average of the OPIS prices for
                                                          each individual product for Texaco,
                                                          Chevron, Mapco and Tesoro Alaska for
                                                          Anchorage plus $2.94 per barrel.

            2.  Residual Fuel Oil                         Spot Crude Price Assessments for ANS
                                                          (Cal) as posted in Platt's Oilgram
                                                          Price Report less $8.00 per barrel.

            3.  Propane                                   Edmonton Canada average posting for
                                                          propane plus $7.45 per barrel.



                                   Annex II-1

            4.  Butane                                    Edmonton Canada average posting for
                                                          propane plus $7.45 per barrel minus
                                                          $5.04 per barrel.

            5.  JP4                                       (a)  70% of the PADS average of
                                                          unleaded gasoline as published in
                                                          OPIS plus (b)  30% of the PADS average
                                                          of Jet Fuel in Los Angeles, San
                                                          Francisco and Seattle as published in
                                                          OPIS.

            6.  HVGO                                      70% of the average price of the
                                                          Platt's West Coast Pipeline (Los
                                                          Angeles) for 87 octane unleaded plus
                                                          30% of the average price of the
                                                          Platt's West Coast Pipeline (Los
                                                          Angeles) for low-sulfur No. 2 on the
                                                          date of inventory valuations, minus
                                                          $7.98 per barrel.

            7.  VTB Cutter stock                          The average #2 Diesel Fuel price as
                                                          calculated for Kenai locations.

            8.  VTB                                       32.5% of the average price of the
                                                          Platt's Spot Crude Price Assessments
                                                          for ANS (Cal) on the date of
                                                          inventory valuations.

            9.  Industrial Fuel Oil                       The average posted price as published
                                                          in Platt's Bunkerwire Marine Fuel -
                                                          Oil Spot Prices for Los Angeles (per
                                                          metric ton) plus $5.10 per metric ton
                                                          shipping premium.  This valuation is
                                                          then divided by 6.5 to convert metric
                                                          tons to barrels.

C.          Unfinished Products/Blendstocks
            1.  Light straight run                        90.3% of the average of the OPIS
                                                          prices for Texaco, Chevron, Mapco and
                                                          Tesoro Alaska for unleaded gas at
                                                          Anchorage minus $0.609 per barrel.

            2.  Isomerate                                 97.4% of the average of the OPIS
                                                          prices for Texaco, Chevron, Mapco and
                                                          Tesoro Alaska for unleaded gas at
                                                          Anchorage minus $0.609 per barrel.

            3.  Naptha                                    96.04% of the average of the OPIS
                                                          prices for Texaco, Chevron, Mapco and
                                                          Tesoro Alaska for unleaded gas at
                                                          Anchorage minus $0.609 per barrel.



                                   Annex II-2

            4.  Reformate                                 107.4% of the average of the OPIS
                                                          prices for Texaco, Chevron, Mapco and
                                                          Tesoro Alaska for unleaded gas at
                                                          Anchorage minus $0.609 per barrel.

            5.  Gasoil                                    55% of the average Jet Fuel Prices
                                                          plus 50% of the average unleaded
                                                          gasoline prices as calculated herein.

            6.  MTBE                                      Platt's Oilgram Price Report (Gulf
                                                          Coast) plus $2.52 per barrel.

            7.  HAGO                                      The mean posting price for ANS (Cal)
                                                          as published in Platt's Oilgram Price
                                                          Report less $1.00 per barrel plus
                                                          $7.25 per barrel.

            8.  Ethanol                                   Average posted price for Seattle and
                                                          Portland as published in OPIS.

D.          Merchandise                                   Weighted average cost (in-house)

     * Cook Inlet crude oil at the Kenai Refinery will be valued at East Side Cook Inlet Crude oil market prices per above.

                                   Annex II-3

II.         TESORO REFINING, MARKETING & SUPPLY COMPANY


                                                                                   MARKET
  STATE                   TERMINAL              PRODUCTS                      PRICE INDICATORS
  -----                   --------              --------                     -----------------
California               Sacramento            Regular                      Average posted price as
                                               Unleaded                     published in Oil Price
                                               Unleaded Premium             Information Service
                                               Diesel #2

                         Stockton              Regular                      Average posted price as
                                               Unleaded                     published in Oil Price
                                               Unleaded Premium             Information Service
                                               Diesel #2

                         Port Hueneme          Regular                      Average posted price as
                                               Unleaded                     published in Oil Price
                                               Unleaded Premium             Information Service
                                               Diesel #2

Washington               Vancouver             Regular                      Average posted price as
                                               Unleaded                     published in Oil Price
                                               Unleaded Premium             Information Service
                                               Diesel #2

Oregon                   Portland              Regular                      Average posted price as
                                               Unleaded                     published in Oil Price
                                               Unleaded Premium             Information Service
                                               Diesel #2



                                   Annex II-4